Exhibit 10.1

ADAPTIVE BIOTECHNOLOGIES CORPORATION

PERFORMANCE UNITS AGREEMENT

(For U.S. Participants)

Adaptive Biotechnologies Corporation has granted to the Participant named in the Notice of Grant of Performance Units (the “Grant Notice”) to which this Performance Units Agreement (the “Agreement”) is attached an Award consisting of Performance Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.The Award.

3.1Grant of Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Target Number of Units set forth in the Grant Notice,

which, depending on the Participant’s performance during the Performance Periods, may result in the Participant having the opportunity to earn as little as zero (0) Units or as many as the Maximum Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 8.  Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.Vesting of Units.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice.  For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right.  Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the shareholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 8, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.Settlement of the Award.

6.1Issuance of Shares of Stock.  Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit  as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.

6.2Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.Tax Withholding.

7.1In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax

(including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

7.2Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

7.3Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

8.Adjustments for Changes in Capital Structure.

Subject to any required action by the shareholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder.  Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

9.Rights as a Shareholder, Director, Employee or Consultant.

The Participant shall have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 8.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

10.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

11.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

11.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

11.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

11.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this

Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

11.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

12.Miscellaneous Provisions.

12.1Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in the Grant Notice, in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

12.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery and Signature.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(b)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.5(a).  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any Superseding Agreement and any change of control agreement, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7Applicable Law.  This Agreement shall be governed by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and to be performed entirely within the State of Washington.

12.8Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ADAPTIVE BIOTECHNOLOGIES CORPORATION

NOTICE OF GRANT OF PERFORMANCE UNITS

(For U.S. Participants)

Adaptive Biotechnologies Corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain Performance Units (“PSUs”) pursuant to the Adaptive Biotechnologies Corporation 2019 Equity Incentive Plan (the “Plan”). The Award is subject to all of the terms and conditions of this Performance Stock Unit Grant Notice, the Performance Goals and Vesting Criteria set forth on Attachment I to this Grant Notice, and the Performance Units Agreement (collectively, including all attachments and exhibits, the “Award Agreement”) and the Plan

Participant:	Employee ID:
Date of Grant:
Vesting Commencement Date:
Target Number of PSUs:
Maximum Number of PSUs:
Superseding Agreement:	None
Vesting Schedule:	As provided in the Performance Goals and Vesting Criteria set forth on Attachment I.
Issuance Schedule:	If a PSU vests, the Company will deliver one share of Stock in settlement of each vested PSU as set forth in Section 6 of the Performance Units Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Award Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any.  The Participant acknowledges that copies of the Plan, the Award Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Award Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

ADAPTIVE BIOTECHNOLOGIES CORPORATION	PARTICIPANT

By:
Name:	Signature
Title:
Date
Address:
Address

ATTACHMENTS: Attachment I; Attachment II; 2019 Equity Incentive Plan, as amended to the Date of Grant; Performance Units Agreement and Plan Prospectus

Attachment I

Performance Goals and Vesting Criteria

A.    General

In order for any Performance Unit subject to the Award to vest and be earned, each of the Service Vesting Requirement and the Performance Goals as described herein must be satisfied. Any PSUs which may not potentially vest based on application of the Service Vesting Requirement and/or Performance Goals will be immediately forfeited.

For all purposes of this Award, the following terms have the following meanings:

“Good Reason” means without your written consent, (i) a material reduction in your authority, duties or responsibilities with the Company relative to your authority, duties or responsibilities in effect immediately prior to such reduction; provided, however, any change immediately following a Change in Control to a functionally comparable position with the Company’s successor or within its group of controlled corporations shall not constitute Good Reason hereunder, (ii) a material reduction in the your base compensation, other than in connection with simultaneous reductions in all other senior executives at the vice president level or above of equal or greater amount in percentage terms, (iii) a material change in the geographic location at which you must perform your duties (which, for purposes of this Agreement, means a change of geographic location from which the you are principally employed to a location more than fifty (50) miles from the location of your principal employment immediately prior to the relocation); or (iv) a material breach by the Company of the terms of this Award or any other agreement between you and the Company; provided, however, that in order for your resignation to have been implemented for  “Good Reason” you must provide written notice to the Board within 30 days immediately following such events described in (i) through (iv) hereof, the Company must fail to cure such event within 30 days after receipt of such notice, and your resignation must be effective not later than 90 days after the expiration of such period to cure.

“Index Group” means the group of companies which are members of the S&P Biotechnology Select Industry Index as determined of the Date of Grant (each an “Index Company”), subject to modification set forth in Attachment II.

“Qualified Termination” means an involuntary termination of your employment by the Company without Cause or your resignation for Good Reason and which occurs no later than twelve months following a Change in Control.  A Qualified Termination does not include a termination of your employment due to death or disability.

“Qualified Pre-CIC Termination” means a Qualified Termination that occurs within the three-month period immediately preceding a Change in Control

Other capitalized terms used herein have the meanings set forth in the Plan unless otherwise defined herein.

B.    Service Vesting Requirement

Except as otherwise expressly provided in Sections F and G below, vesting of any portion of your Award is generally subject to your continuous Service through [                    ] (the “Service Vesting Requirement”). If your continuous Service terminates for any reason prior to your satisfaction of the Service Vesting Requirement except as expressly provided in Sections F and G below, no portion of your Award is eligible to vest, and the PSUs subject to your Award will immediately terminate and be forfeited upon such termination of your continuous Service.

C.    Performance Goals

The number of PSUs subject to your Award that may vest will be determined by reference to the total shareholder return (“TSR”) of the Company over a three-year performance period from [                    ] through [                    ] (the “Performance Period”) as measured as a relative percentile of the TSR performance of the Index Group during the Performance Period. The number of PSUs subject to your Award that may vest will be determined by reference to the Company’s TSR Percentile Rank during the Performance Period as indicated in the chart below, with linear interpolation between the designated performance levels, subject to adjustment as provided herein (the “Performance Goals”).  For such purposes, “Company TSR Percentile Rank” means the TSR Percentile Rank of the Company relative to TSR Percentile Rank of the Index Group as determined by the Committee for the Performance Period and “TSR Percentile Rank” means the percentile performance of the Company and each member of the Index Group based on the TSR for such company as determined by the Committee for the Performance Period.

Company TSR Percentile Rank Compared to Index Group	% Multiplier*	Payout Level
[ ]	[ ]	0%
[ ]	[ ]	Threshold
[ ]	[ ]	Target
[ ]	[ ]	Maximum

*The Multiplier is applied to the Target Number of PSUs. Multiplier subject to linear interpolation between percentiles.

TSR will be calculated as provided in Section D below. If the Company’s TSR is negative, the maximum number of PSUs that may vest is capped at [                    ]% of the Target Number of PSUs, regardless of Company’s percentile rank compared to the Index. In all cases, the Maximum Number of PSUs that may vest is capped at [                    ]% of the Target Number of PSUs.

D.    TSR Calculation Criteria:

For purposes of computing TSR during the Performance Period, for Company and each Index Company, the following formula will be used, as adjusted for stock splits or similar changes in capital structure which occur during the Performance Period.

•	Beginning Stock Price = Average daily closing stock price of last 20 trading days immediately preceding the start of the Performance Period
•	Ending Stock Price = Average daily closing stock price of the last 20 trading days of the Performance Period
•	Dividends = Reinvested dividends and dividend equivalents

However, if a Change in Control occurs prior to expiration of the Performance Period, TSR will instead be measured through the date of the Change in Control in calculating the portion of your Award that may vest (See Section G.1).

E.    Vesting Determination and Settlement Dates

No Stock will be issued in settlement of your Award prior to the date of the Committee’s determination of the level of attainment of the Performance Goals and the number of your PSUs that will vest. In the absence of a Change in Control, as soon as practicable within the 60-day period following completion of the Performance Period, the Committee will determine the applicable Company TSR during the Performance Period as measured versus the TSR of the Index during the Performance Period and the applicable number of your PSUs that will vest, subject to your satisfaction of the Service Vesting Requirement. The date of the Committee’s determination is the “Determination Date.” Except as specifically provided below, Stock will be issued in respect of the number of the PSUs that vest as soon as practicable within the 30-day period following such Determination Date. Any portion of the Award that does not vest on the Determination Date will immediately terminate and be forfeited on the Determination Date.

F.    Impact of Certain Terminations, Death or Disability

1.    Pro-Rata Vesting in Connection with a Certain Terminations Before Expiration of the Performance Period. Subject to Section F.2 below, following any termination of your employment by the Company due to your Disability or death that occurs prior to expiration of the Performance Period, the number of PSUs that will vest on the Determination Date will be a pro-rata portion of the number of PSUs that would have vested had you remained in Continuous Service through the last day of the Performance Period. Such pro-rata portion will be determined by taking the number of PSUs that would have vested based on the level of attainment of the Performance Goals had your remained in such continuous service through the last day of the Performance Period (the “Default Number of PSUs”) and multiplying it by the percentage determined by taking the number of calendar days of continuous Service you completed during the Performance Period prior to the such termination and dividing such number by the total number of calendar days in the

Performance Period (the “Pro-Rata Reduction”). Any portion of the Award that does not vest on the Determination Date will immediately terminate and be forfeited on the Determination Date.

2.    Impact of Death or Disability Terminations Followed By Change in Control.

In the event that termination of your employment by the Company due to your Disability or death is followed by a Change in Control that precedes the scheduled end of the Performance Period, the number of PSUs that will vest upon the Change in Control will be determined on a pro-rata basis as calculated in Section F.1 above, except that a number of PSUs corresponding to the Change in Control Determined Units (as defined in Section G.1) will be substituted for the Default Number of PSUs in such formula before applying the Pro-Rata Reduction. Any portion of the Award that does not vest upon the Change in Control will immediately terminate and be forfeited on such date and shares of Stock will be issued to you immediately prior to the Change in Control in settlement of the vested number of PSUs.

G.     Impact of Change in Control.

1.    Impact of Change in Control. In the event of a Change in Control that occurs before the scheduled end of the Performance Period, the number of PSUs that may potentially vest will be determined immediately by the Board as constituted immediately prior to the Change in Control based upon the Company’s TSR performance as measured versus the Index’s TSR performance during the portion of the Performance Period that precedes the effective date of the Change in Control (the “CIC Achievement Level”). For purposes of such determination, the Company’s ending stock price will be the sale price of the per share of Stock in the Change in Control and the ending stock price of each Index Company will be such Index Company’s closing stock price on the effective date of the Change in Control (such CIC Achievement Level determined number of PSUs are the “Change in Control Determined Units”). Any portion of the Award that does not vest based upon the CIC Achievement Level will immediately terminate and be forfeited upon the Change in Control.

In the event of termination of your employment by the Company occurs due to a Qualified Pre-CIC Termination and is followed by a Change in Control that precedes the scheduled end of the Performance Period, upon such Change in Control the PSUs will vest with respect to the applicable number of Change in Control Determined Units, and shares of Stock will be issued to you immediately prior to the Change in Control in settlement of the vested number of PSUs.

2.    Change in Control Continued Service Condition.

In the event of a Change in Control that precedes the scheduled expiration date of the Performance Period where the surviving corporation or the acquiring corporation assumes, continues or substitutes the Award on substantially the same terms and conditions as in effect prior to the Change in Control, except as provided below, you must remain in continuous Service with the Company or an Affiliate through the scheduled expiration date of the Performance Period in order for the Change in Control Determined Units to vest (the “Change in Control Continued Service Requirement”), and the Change in Control Determined Units shall vest on the scheduled expiration date of the Performance Period. For the avoidance of doubt, in connection with any such assumption, continuation or substitution, the Change in Control Determined Units are automatically converted into a time-based vesting award and the performance goals shall no longer apply.

Notwithstanding the foregoing, if you are terminated by the Company due to your death, Disability or a Qualified Termination upon or following the Change in Control, the Change in Control Continued Service Requirement will be waived and the Change in Control Determined Units will immediately vest on the date of such termination, and shares of Stock will be issued upon or as soon as practicable following such termination, but in all cases within 60 days following such termination (unless such issuance is not practicable within such 60 day period and a later issuance date is permitted without triggering adverse tax consequences under Section 409A of the Code).

In the event of a Change in Control where the surviving corporation or the acquiring corporation will not assume, continue or substitute the Award on substantially the same terms and conditions as in effect prior to the Change in Control, the Change in Control Determined Units will vest immediately prior to the Change in Control and, subject to satisfaction of the requirements set forth in Section H below, the shares of Stock will be issued in settlement of the vested Change in Control Determined Units immediately prior to the Change in Control. For purposes of this Agreement, if the Company is the surviving corporation or the acquiring corporation, if applicable, it shall be deemed to have assumed the Award in the Change in Control unless it takes explicit action to the contrary.

H.    Application of Section 409A.

The Award is intended to be exempt from the requirements of Section 409A of the Code as providing for payment in the form of issuance of shares of Stock in settlement of any vested portion of the Award within the period permitted by the short-term deferral period exemption available under Treasury Regulations Section 1.409A-1(b)(4).

To the extent the Award is not exempt from the requirements of Section 409A of the Code, the Award is intended to comply with the requirements of Section 409A of the Code, and the following provisions shall apply.  The Award is intended to comply with Section 409A as providing for payment in the form of an issuance of shares in all cases upon the earliest of the following Section 409A permitted payment dates or events: (i) the same taxable year as the scheduled expiration date of the Performance Period, (ii) if the payment acceleration exemption permitted under Treasury Regulation 1.409A-3(j)(ix)(B) is available and elected, upon a Change in Control that is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as described in Code Section 409A(a)(2)(A)(iv) (a “409A CIC”), or (iii) upon a qualifying separation from service that occurs after a 409A CIC. Accordingly, the following provisions shall apply and shall supersede anything to the contrary set forth herein, in the Agreement and in the Plan to the extent an exemption from the requirements of Section 409A of the Code is not available and as required for the Award to comply with the requirements of Section 409A of the Code in order to avoid application of its adverse tax consequences to you:

•

If you are a “specified employee” within the meaning of Section 409A of the Code at the time of your separation from service, then to the extent required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, the shares will not be issued to you in connection with your separation from service until 6 months and 1 day following the date of your separation from service.

•

In a Change in Control the Award must be assumed, continued or substituted by the surviving corporation or the acquiring corporation and any shares of Stock scheduled to be issued upon the scheduled expiration date of the Performance Period may not be earlier issued in settlement of any Change in Control Determined Units upon the Change in Control unless the Change in Control is a 409A CIC and an exemption is available and elected under Treasury Regulation 1.409A-3(j)(ix)(B) or such earlier issuance of the shares of Stock is otherwise permitted by Section 409A of the Code.

•	“Disability” must also constitute a “disability” as set forth in Treasury Regulations Section 1.409A-3(i)(4).

In all cases, the Company retains the right to provide for earlier issuance of shares of Stock in settlement of any vested portion of the Award to the extent permitted by Section 409A of the Code.

Attachment II

TREATMENT OF INDEX COMPANIES DURING PERFORMANCE PERIOD

The companies comprising the Index Group is determined as of the Grant Date, and, if applicable, whether a company is an Index Company and such Index Company’s TSR for the Performance Period, will only be modified during the Performance Period as follows:

•

An Index Company that becomes bankrupt during the Performance Period will remain an Index Company, but its TSR for the Performance Period will be deemed to equal negative 100% and it will be placed at the bottom of the benchmark set.

•

An Index Company that is acquired, ceases to be the surviving company in a merger, or ceases to be publicly traded for a reason other than bankruptcy during the Performance Period will in each case be excluded from the Index.

•

An Index Company that distributes a portion of its business in a spin-off transaction during the Performance Period and that remains publicly traded will be retained in the Index, but the company that is spun off will not be included in the Index.